Exhibit 10.1

August 1, 2017

Mr. Robert Klein

7 Brentwood Court

Warren NJ 07059

Dear Rob,

Further to recent conversations with you, I am pleased to offer to extend your consulting agreement executed 12th day of May 2017 and effective as of the 1st day of May 2017 which expired June 30, 2017 (‘Klein CFO Agreement’) until September 30, 2017. This extension is subject to the following amendments to the Klein Consulting Agreement:

Section 2. Compensation. This Section is amended by deleting US$12,500 and replacing this amount with US$8,000.

Section 3. Term. The effective date of this extension agreement shall be the 1st day of July 2017 (the ‘Effective Date’) and will expire on September 30, 2017 without the requirement of further notice.

Otherwise the terms and conditions of the Klein CFO Agreement remain in full force and effect.

Kindly confirm your acceptance of this offer by signing below and emailing a scanned copy to myself and Michael Skutezky.

Regards,

/s/ George Glasier

George Glasier

President and CEO

Accepted and agreed to:

/s/ Robert Klein .

By: Robert Klein